GRUBB & ELLIS.
Healthcare REIT II

Supplemental Operating and Financial Data

4th Quarter 2010









Risk Factors

An investment in Grubb & Ellis Healthcare REIT II, Inc., or the company, involves a high degree of risk. Investors should purchase shares of the company's common stock only if they can afford a complete loss of their investment. Below is a summary of some of the risk factors affecting the company, which should be read in conjunction with the risk factors as outlined in the company's prospectus, as amended from time to time, and as detailed from time to time in the company's periodic reports, as filed with the United States Securities and Exchange Commission, or the SEC. The most significant risks include the following:

There is no public market for the shares of the company's common stock. Shares of the company's common stock cannot be readily sold and there are significant restrictions on the ownership, transferability and repurchase of shares of the company's common stock. If investors are able to sell their shares of the company's common stock, investors likely would have to sell them at a substantial discount.

The company's offering is considered a "blind pool" offering because the company has not identified all of the real estate or real estate-related investments to acquire with the net proceeds from its offering. As a result, investors will not be able to evaluate the economic merits of their investments prior to their purchase. The company may be unable to invest the net proceeds from its offering on acceptable terms to investors, or at all.

The company's advisor, Grubb & Ellis Healthcare REIT II Advisor, LLC, and its affiliates, may receive substantial fees, and the company may pay substantial expenses, in the company's offering.

The company is offering shares of its common stock. Investors will not receive an interest in the company's advisor, or sponsor, Grubb & Ellis Company, or their affiliates.

The company has a limited operating history and limited financing sources. Therefore, investors may not be able to adequately evaluate the company's ability to achieve its investment objectives.

Until the company generates operating cash flows sufficient to pay distributions to investors, the company has and may continue to pay distributions up to 100 percent from the net proceeds of its offering, from borrowings in anticipation of future cash flows or from other sources such as its sponsor. The company may also be required to sell assets or issue new securities for cash in order to pay distributions. Any such actions could reduce the amount of capital the company ultimately invest in assets and negatively impact the amount of income available for future distributions.

The company's offering is a "best efforts" offering. If the company raises substantially less than the maximum offering, it may not be able to invest in a diverse portfolio of real estate and real estate-related investments, and the value of an investor's investment may fluctuate more widely with the performance of specific investments.

The company may incur substantial debt, which could hinder its ability to pay distributions to investors or could decrease the value of their investment if the income from, or the value of, the property securing the company's debt falls.

The company relies on its advisor and its affiliates for its day-to-day operations and the selection of its investments. The company will pay substantial fees to its advisor and its affiliates for these services, and the agreements governing these fees were not negotiated at arm's-length. In addition, fees payable to the company's dealer manager, Grubb & Ellis Securities, Inc., and its advisor in the company's organizational stage are based upon the gross offering proceeds and not on the company's or its properties' performance. Such agreements may require the company to pay more than it would if it were using unaffiliated third parties and may not solely reflect an investor's interests as a stockholder of the company.

Many of the company's officers also are officers and employees of the company's advisor, Grubb & Ellis Equity Advisors, LLC, which manages the company's advisor, and the company's sponsor. As a result, the company's officers will face conflicts of interest, including significant conflicts in allocating time and investment opportunities among the company and similar programs sponsored by the company's sponsor.

If the company does not qualify as a real estate investment trust, or REIT, the company would be subject to federal income tax at regular corporate rates, which would adversely affect the company's operations and its ability to pay distributions to investors.

The amount of distributions the company may pay, if any, is uncertain. Due to the risks involved in the ownership of real estate, there is no guarantee of any return on an investor's investment in the company and investors may lose money.

The company is not obligated, through its charter or otherwise to effectuate a liquidity event, and the company may not effect a liquidity event within the company's targeted time frame of five years after the completion of its offering stage, or at all. If the company does not effect a liquidity event, investors may have to hold their investment in shares of the company's common stock for an indefinite period of time.

Table of Contents

On the cover: Highlands Ranch Medical Arts Pavilion (exterior and interior) - Highlands Ranch, Colorado (top left and right)
Sylva Medical Office Building - Sylva, North Carolina (bottom right)

Corporate Profile

Grubb & Ellis Healthcare REIT II, Inc.'s initial public offering was declared effective by the SEC in August 2009. The company began property acquisitions near the end of the first quarter of 2010. During its brief operating history, the company has demonstrated consistently strong incremental growth in key financial metrics as reported in its Annual Report on Form 10-K, which was filed with the SEC on March 10, 2011. The company is pleased to provide further insight into its fourth quarter and year ended 2010 performance as reported herein.

The company's focus has been, and will remain, building and managing the best non-traded REIT in the industry, which provides its investors with distribution sustainability and superior long-term financial performance. Despite the fact that Grubb & Ellis Healthcare REIT II only began acquiring assets in March 2010, the company's fourth quarter modified funds from operations, or MFFO, of $1.80 million nearly equals its distributions paid of $1.83 million. The company's first full year of operations exceeded management's expectations, during which it completed 14 acquisitions totaling 25 buildings for an aggregate purchase price of more than $193 million, and achieved quarterly growth in net operating income, or NOI, and in MFFO, as a result of such acquisitions.

2010 Highlights and Recent Accomplishments

- Completed fourth quarter and 2010 acquisitions totaling $55.4 million and $193.4 million, respectively, based on purchase price.
- Declared and paid quarterly distributions equal to an annualized rate of 6.5 percent to stockholders of record, based upon a $10.00 per share offering price.
- Achieved an aggregate portfolio average leased rate of 98.3 percent as of Dec. 31, 2010.
- Established a secured revolving line of credit with Bank of America, N.A. for $25 million.
- Fourth quarter NOI totaled approximately $3.7 million. For the year, NOI totaled approximately $6.5 million. (1)
- Fourth quarter MFFO, as defined by the Investment Program Association, or the IPA, of approximately $1.80 million nearly equals distributions paid of approximately $1.83 million. (2)
- Equity raised increased in each fiscal quarter, from $24.7 million during the first quarter to nearly $47.9 million in the fourth quarter of 2010.

Fourth Quarter and Recent Acquisition Highlights

Continued to expand assets under management with accretive acquisitions:

- In October, the company acquired Athens Long-Term Acute Care Hospital in Athens, Georgia for approximately $12.3 million.
- In November, the company acquired an $11.4 million medical office building in Sylva, North Carolina.
- In December, the company acquired Surgical Hospital of Humble near Houston for $13.1 million, a medical office building in Ennis, Texas for $7.1 million and two medical office buildings in Lawton, Oklahoma for a combined total of approximately $11.6 million.
- Total real estate assets grew from $138 million at the close of the third quarter to more than $193 million at the close of the fourth quarter, while decreasing leverage from 39.9 percent to 36.5 percent.
- Subsequent to the close of the fourth quarter, the company acquired Columbia Long-Term Acute Care Hospital in Columbia, Missouri for approximately $12.4 million.

For additional information regarding Grubb & Ellis Healthcare REIT II, please visit www.gbe-reits.com/healthcare2 or call 877-888-7348.

(1) Please see financial reconciliation tables and notes on page 12 for more information regarding NOI.
(2) Please see financial reconciliation tables and notes on page 14 for more information regarding MFFO.

Equity Raise and Acquisition Totals *(cumulative) (unaudited)*



$200m
$150m
$100m
$50m
$0
Q1
Q2
Q3
Q4
Equity Raise
Acquisition Total

Net Operating Income and Modified Funds From Operations *(1) (2) (unaudited)*



$4.0m
$3.5m
$3.0m
$2.5m
$2.0m
$1.5m
$1.0m
$0.5m
$0.0
$-0.5m
Q1
Q2
Q3
Q4
NOI
MFFO

(1) Please see financial reconciliation tables and notes on page 12 for more information regarding NOI.
(2) Please see financial reconciliation tables and notes on page 14 for more information regarding MFFO.

Executive Officers

Jeffrey T. Hanson - *Chairman and Chief Executive Officer*



Hanson is chairman of the board and chief executive officer of Grubb & Ellis Healthcare REIT II, Inc., as well as chief executive officer of Grubb & Ellis Healthcare REIT II Advisor, LLC. Additionally, Hanson is executive vice president, investment programs with Grubb & Ellis Company, the company's sponsor. Responsible for the management of Grubb & Ellis' investment management subsidiaries, Hanson is president and chief executive officer of Grubb & Ellis Equity Advisors, LLC. Hanson began his career with Grubb & Ellis in 1997, serving as a senior vice president and one of the most successful members of the firm's Institutional Investment Group, where he brokered the acquisition and disposition of real property for major private and public institutional clients, including a significant focus on healthcare-related assets. Hanson is a graduate of the University of Southern California.

Danny Prosky - *President and Chief Operating Officer*



Prosky serves as the president and chief operating officer of Grubb & Ellis Healthcare REIT II. He was formerly executive vice president of acquisitions for the original Grubb & Ellis Healthcare REIT, Inc. (now known as Healthcare Trust of America), overseeing the acquisition of its approximately $1.2 billion portfolio from July 2006 until July 2009. Prosky also serves as executive vice president for healthcare real estate with Grubb & Ellis Equity Advisors, the primary investment management subsidiary of Grubb & Ellis Company. Previously, he served as assistant vice president of acquisitions and dispositions at Health Care Property Investors, Inc., a healthcare-focused real estate investment trust from 2005 to March 2006, and as assistant vice president, asset management from 1999 to 2005. From 1992 to 1999, he served as manager of financial operations, multi-tenant facilities for American Health Properties, Inc. Throughout his 19-year career, Prosky has been responsible for the acquisition of more than $3 billion of healthcare-related real estate. He served as co-chair of the Medical Office Building and Healthcare Facilities Conference Planning Committee of the Building Owners and Managers Association International (BOMA) from 2007 through 2010. He had previously served as vice chair of the committee from 2005 until his appointment as co-chair. Prosky received a bachelor's degree from the University of Colorado and a master's degree from Boston University.

Shannon K S Johnson - *Chief Financial Officer*



Johnson is the chief financial officer of Grubb & Ellis Healthcare REIT II, the same role she filled with Grubb & Ellis Healthcare REIT from August 2006 to March 2009. She also serves as a financial reporting manager with Grubb & Ellis Equity Advisors. Johnson previously served as chief financial officer of Grubb & Ellis Apartment REIT, Inc., (now known as Apartment Trust of America, Inc.), from April 2006 to November 2010. Prior to joining Grubb & Ellis, Johnson served as an auditor for more than six years with PricewaterhouseCoopers, LLP and Arthur Andersen, LLP. She is a certified public accountant and received a bachelor's degree in business-economics and a minor in accounting from the University of California, Los Angeles, where she graduated summa cum laude.

Stefan Oh - *Senior Vice President, Acquisitions*



In addition to serving as senior vice president of acquisitions for Grubb & Ellis Healthcare REIT II, Oh is vice president of healthcare real estate with Grubb & Ellis Equity Advisors, where he is responsible for the acquisition and management of medical office buildings and other healthcare-related real estate. Prior to joining Grubb & Ellis in June 2007, Oh worked for nearly eight years with Health Care Property Investors, Inc., a healthcare-focused REIT, as director of asset management and later as director of acquisitions. From 1997 to 1999, he worked as an auditor and project manager for Ernst & Young AB in Stockholm, Sweden and from 1993 to 1997 as an auditor within Ernst & Young LLP's EYKL Real Estate Group in Los Angeles, California. Oh received a bachelor's degree from Pepperdine University and is a certified public accountant.

Cora Lo - *Secretary*



Lo began serving as secretary of Grubb & Ellis Healthcare REIT II in November 2010, having previously served as assistant secretary since March 2009. She has also served as senior corporate counsel for Grubb & Ellis Company since December 2007, having previously served as senior corporate counsel and securities counsel for Grubb & Ellis Realty Investors, LLC. Lo also served as the assistant secretary of Grubb & Ellis Apartment REIT, Inc., (now known as Apartment Trust of America, Inc.), from June 2008 to November 2010. Prior to joining Grubb & Ellis in 2005, she spent more than three years as general counsel of a publicly traded company and three years in private practice. Lo received a bachelor's degree from the University of California, Los Angeles and a juris doctorate from Boston University. She is a member of the California State Bar Association.

Independent Board Members

Patrick R. Leardo - *Independent Director*

Leardo is the managing member of Domain Capital Advisors, LLC, a registered investment advisor. Prior to joining Domain Capital Advisors in 2008, he served in various management roles at PricewaterhouseCoopers LLP for more than 22 years, including partner in charge of the Global Real Estate Advisory practice. Prior to the merger of PriceWaterhouse and Coopers & Lybrand in 1998, Leardo was also the real estate industry chairman for Coopers & Lybrand's real estate activities, coordinating all lines of service including audit, tax and consulting. He is a member of the Pension Real Estate Association, National Realty Committee, Urban Land Institute and the National Association of Real Estate Investment Trusts. He also holds the prestigious Counselor of Real Estate designation and was honored by the Royal Institute of Chartered Surveyors as a Fellow in May 2006. Leardo recently completed a term as a ULI trustee and has been invited to serve as one of the organization's governors. He has also served as a board trustee for the American Seniors Housing Association, a member of the board of directors of Edens & Avant, a $2.5 billion market cap private real estate investment trust and a board trustee for Roanoke College. Leardo received a bachelor's degree from Upsala College.

Gerald W. Robinson - *Independent Director*

Robinson has served since 1994 as an executive vice president of Pacific Life Insurance Company and chairman and chief executive officer of Pacific Select Distributors, Inc., its wholly-owned subsidiary and the holding company of its broker-dealers. Prior to joining Pacific Life, he served in various executive positions in the life insurance industry, including positions with Home Life Insurance Company, Anchor National Life Insurance Company and Private Ledger Financial Services. During his career, Robinson has supervised and been a member of due diligence committees responsible for the approval of all products offered by broker-dealers for sale through registered representatives, including real estate limited partnership, REIT and mortgage-based products. In addition, during his career with Pacific Life, he was a member of the firm's investment committee, which was responsible for the purchase and disposition of all assets of the company, including numerous forms of real estate, mortgage, and REIT investments. Robinson is a certified financial planner and a chartered life underwriter who received a bachelor's from Central Michigan University.

Gary E. Stark - *Independent Director*

Stark has been the owner and managing member of Chateau Healthcare Management, LLC, a healthcare management company that operated luxury assisted living, senior residential care, memory care and Alzheimer's care facilities in Overland Park and Mission, Kansas since May 2005. He has also been the owner and managing member since December 2007 of Chateau DHAL Management, LLC, a healthcare management company that operated an assisted living facility exclusively dedicated to qualifying low income individuals with assisted living needs in Kansas City, Kansas. Stark has also been a co-owner of Grace Long Term Care, LLC, a healthcare management company operating skilled nursing and assisted living facilities, and a private consultant to Health Care Property Investors, Inc., a publicly traded healthcare REIT. He has also served as general counsel to: Nationwide Health Properties, Inc., a publicly traded healthcare REIT; Life Care Centers of America, Inc., one of the largest privately owned sub-acute/long-term care providers in the U.S.; and Care Enterprises, Inc., a publicly traded healthcare corporation engaged in sub-acute/long-term care, ancillary healthcare services and products. Stark received a bachelor's degree from the University of California, Irvine and a juris doctorate from the University of California, Hastings College of Law. He is a member of the California State Bar Association.


HUMBLE SURGICAL HOSPITAL

Surgical Hospital of Humble - Humble, Texas

Forward-Looking Statements

This document contains certain forward-looking statements (under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) with respect to the success of our company, our ability to provide our investors distribution sustainability and superior long-term financial performance, whether we will be able to maintain our current distribution rate, whether we can continue to improve our net operating income and modified funds of operations, whether we can maintain the financial results experienced in the year ended December 31, 2010, and whether we can continue to raise sufficient equity in our initial public offering and deploy it efficiently by acquiring assets. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: our strength and financial condition and uncertainties relating to the financial strength of our current and future real estate investments; uncertainties relating to our ability to continue to maintain the current coverage of our investor distributions; uncertainties relating to the local economies where our real estate investments are located; uncertainties relating to changes in general economic and real estate conditions; uncertainties regarding changes in the healthcare industry; uncertainties relating to the implementation of recent healthcare legislation; the uncertainties relating to the implementation of our real estate investment strategy; and other risk factors as outlined in the company's prospectus, as amended from time to time, and as detailed from time to time in our periodic reports, as filed with the U.S. Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events.

Additional Information

The information in this supplemental information package should be read in conjunction with the company's prospectus, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, earnings press release dated March 11, 2011 and other information filed with, or furnished to, the SEC. The reconciliation of Non-GAAP measures are an integral part of the information presented herein.

You can access the company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at http://www.gbe-reits.com/healthcare2 as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The information on or connected to the company's website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package. You can also review these SEC filings and other information by accessing the SEC's website at http://www.sec.gov.

Consolidated Balance Sheets

	As of Dec. 31	
	2010	2009
Assets		
Real estate investments:		
Operating properties, net	$163,335,000	—
Cash and cash equivalents	$6,018,000	$13,773,000
Accounts and other receivables, net	$241,000	—
Restricted cash	$2,816,000	—
Real estate and escrow deposits	$649,000	—
Identified intangible assets, net	$28,568,000	—
Other assets, net	$2,369,000	$36,000
Total assets	**$203,996,000**	**$13,809,000**
Liabilities and Equity		
Liabilities:		
Mortgage loans payable, net	$58,331,000	—
Line of credit	$11,800,000	—
Accounts payable and accrued liabilities	$3,356,000	$178,000
Accounts payable due to affiliates	$840,000	$347,000
Derivative financial instruments	$453,000	—
Identified intangible liabilities, net	$502,000	—
Security deposits, prepaid rent and other liabilities	$3,352,000	—
Total liabilities	**$78,634,000**	**$525,000**
Commitments and contingencies		
Equity:		
Stockholders' equity:		
Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 1,000,000,000 shares authorized; 15,452,668 and 1,532,268 shares issued and outstanding as of December 31, 2010 and 2009, respectively	$154,000	$15,000
Additional paid-in capital	$137,657,000	$13,549,000
Accumulated deficit	$(12,571,000)	$(281,000)
Total stockholders' equity	$125,240,000	$13,283,000
Noncontrolling interests	$122,000	$1,000
Total equity	**$125,362,000**	**$13,284,000**
Total liabilities and equity	**$203,996,000**	**$13,809,000**

Consolidated Statements of Operations

	Year Ended December 31, 2010	Period from January 7, 2009 (Date of Inception) through December 31, 2009
Revenues		
Rental income	$8,682,000	—
Expenses		
Rental expenses	$2,201,000	—
General and administrative	$1,670,000	$268,000
Acquisition related expenses	$7,099,000	$18,000
Depreciation and amortization	$3,591,000	—
Total expenses	**$14,561,000**	**$286,000**
Loss from operations	**$(5,879,000)**	**$(286,000)**
Other income (expense):		
Interest expense (including amortization of deferred financing costs and debt discount):		
Interest expense	$(1,416,000)	—
Loss in fair value of derivative financial instruments	$(143,000)	—
Interest income	$15,000	$4,000
Net loss	**$(7,423,000)**	**$(282,000)**
Less: Net (income) loss attributable to noncontrolling interests	$(1,000)	$1,000
Net loss attributable to controlling interest	**$(7,424,000)**	**$(281,000)**
Net loss per common share attributable to controlling interest — basic and diluted	**$(0.99)**	**$(1.51)**
Weighted average number of common shares outstanding — basic and diluted	**7,471,184**	**186,330**


SOUTHWESTERN
SURGERY CENTER

Ennis Medical Office Building - Ennis, Texas

Net Operating Income Reconciliation *(unaudited)*

	Year End 2010	4th Qtr 2010	3rd Qtr 2010	2nd Qtr 2010	1st Qtr 2010
Net loss	**$(7,423,000)**	**$(1,631,000)**	**$(2,930,000)**	**$(2,059,000)**	**$(803,000)**
Add:					
General and administrative	$1,670,000	$622,000	$503,000	$360,000	$185,000
Acquisition related expenses	$7,099,000	$1,920,000	$2,847,000	$1,695,000	$637,000
Depreciation and amortization	$3,591,000	$1,869,000	$1,157,000	$536,000	$29,000
Interest expense	$1,559,000	$933,000	$397,000	$228,000	$1,000
Less:					
Interest income	$(15,000)	$(1,000)	$(1,000)	$(8,000)	$(5,000)
Net operating income	**$6,481,000**	**$3,712,000**	**$1,973,000**	**$752,000**	**$44,000**


$4.0m
$3.5m
$3.0m
$2.5m
$2.0m
$1.5m
$1.0m
$0.5m
$0.0
Q1
Q2
Q3
Q4

NOI is defined as net income, computed in accordance with GAAP, generated from properties before general and administrative expenses, acquisition related expenses, depreciation and amortization, interest expense and interest income. Please see page 22 for additional information regarding NOI.

Equity Raise by Quarter 2010 *(unaudited)*

	4th Qtr 2010	3rd Qtr 2010	2nd Qtr 2010	1st Qtr 2010
Quarterly equity raise	$47,856,000	$33,613,000	$30,824,000	$24,651,000


$50m
$40m
$30m
$20m
$10m
$0
Q1
Q2
Q3
Q4


LANDMARK
Cape Girardeau Long-Term Acute Care Hospital - Cape Girardeau, Missouri

Modified Funds From Operations Reconciliation *(unaudited)*

	Year End 2010	4th Qtr 2010	3rd Qtr 2010	2nd Qtr 2010	1st Qtr 2010
Net loss	$(7,423,000)	$(1,631,000)	$(2,930,000)	$(2,059,000)	$(803,000)
Add:					
Depreciation and amortization — consolidated properties	$3,591,000	$1,869,000	$1,157,000	$536,000	$29,000
Less:					
Net income attributable to noncontrolling interests	$(1,000)	—	$(1,000)	—	—
Depreciation and amortization related to noncontrolling interests	$(4,000)	$(2,000)	$(2,000)	—	—
FFO	$(3,837,000)	$236,000	$(1,776,000)	$(1,523,000)	$(774,000)
Add:					
Acquisition related expenses	$7,099,000	$1,920,000	$2,847,000	$1,695,000	$637,000
Amortization of above and below market leases	$79,000	$30,000	$28,000	$21,000	—
Loss (gain) in fair value of derivative financial instruments	$143,000	$(51,000)	$ 74,000	$120,000	—
Deferred rent receivables related to noncontrolling interests	$1,000	$1,000	—	—	—
Less:					
Deferred rent receivables	$(576,000)	$(335,000)	$(157,000)	$(73,000)	$(11,000)
MFFO	$2,909,000	$1,801,000	$1,016,000	$240,000	$(148,000)
Weighted average common shares outstanding — basic and diluted	7,471,184	12,765,174	8,745,255	5,558,762	2,690,794
FFO per common share — basic and diluted	$(0.51)	$0.02	$(0.20)	$(0.27)	$(0.29)
MFFO per common share — basic and diluted	$0.39	$0.14	$0.12	$0.04	$(0.06)
Distributions paid	$4,072,000	$1,834,000	$1,259,000	$743,000	$236,000

MFFO and Distributions Paid by Quarter *(unaudited)*



$2.0m
$1.5m
$1.0m
$0.5m
$0.0
$-0.5m
Q1
Q2
Q3
Q4
MFFO
Distributions Paid

The company is presenting MFFO because the company believes that MFFO is an appropriate supplemental perfomance measure to reflect the operating performance of a REIT. MFFO is a metric used by the company's management, and useful for the company's stockholders to evaluate sustainable performance and distribution policy. Please see page 22 for additional information regarding FFO and MFFO.

Properties



Property	Property Type	Acquisition Date	City, State	Sq Ft	Leased Percent	Purchase Price
Lacombe Medical Office Building	Medical Office	March 2010	Lacombe, LA	34,000	100%	$6,970,000
Center for Neurosurgery and Spine	Medical Office	March 2010	Sartell, MN	37,000	100%	$6,500,000
Parkway Medical Center	Medical Office	April 2010	Beachwood, OH	88,000	88.0%	$10,900,000
Highlands Ranch Medical Pavilion	Medical Office	April 2010	Highlands Ranch, CO	37,000	100%	$8,400,000
Muskogee Long-Term Acute Care Hospital	Hospital	May 2010	Muskokee, OK	37,000	100%	$11,000,000
St. Vincent Medical Office Building	Medical Office	June 2010	Cleveland, OH	51,000	93.9%	$10,100,000
Livingston Medical Arts Pavilion	Medical Office	June 2010	Livingston, TX	29,000	100%	$6,350,000
Pocatello East Medical Office Building	Medical Office	July 2010	Pocatello, ID	76,000	100%	$15,800,000
Cape Girardeau Long-Term Acute Care Hospital	Hospital	August 2010	Cape Girardeau, MO	27,000	100%	$8,057,000
Joplin Long-Term Acute Care Hospital	Hospital	August 2010	Joplin, MO	26,000	100%	$8,951,000
Virginia Skilled Nursing Facilities Portfolio:	Skilled Nursing Facility	September 2010	Multiple Locations, VA	232,000	100%	$45,000,000
The Laurels of Charlottesville			Charlottesville, VA	48,000		
Bland Nursing & Rehabilitation Center			Bastian, VA	31,000		
Maple Grove Health Care Center			Lebanon, VA	23,000		
The Brian Center of Fincastle			Fincastle, VA	27,000		
The Brian Center of Low Moor			Low Moor, VA	43,000		
The Laurels of Willow Creek			Midlothian, VA	40,000		
The Springs Nursing Facility			Hot Springs, VA	20,000		
Athens Long-Term Acute Care Hospital	Hospital	October 2010	Athens, GA	32,000	100%	$12,264,000
Sylva Medical Office Building	Medical Office	November 2010	Sylva, NC	45,000	100%	$11,400,000
Surgical Hospital of Humble	Hospital	December 2010	Humble, TX	30,000	100%	$13,100,000
Lawton Medical Office Building Portfolio	Medical Office	December 2010	Lawton, OK	62,000	100%	$11,550,000
Ennis Medical Office Building	Medical Office	December 2010	Ennis, TX	30,000	94.8%	$7,100,000

Regional Concentration *as of December 31, 2010*

	Buildings	Purchase Price	% of Total
By Region			
Mountain West	2	$24,200,000	12.5%
Texas/Oklahoma	6	$49,100,000	25.4%
Mid-Atlantic	8	$56,400,000	29.1%
Southeast	2	$19,234,000	9.9%
Midwest	7	$44,508,000	23.1%
Total	**25**	**$193,442,000**	**100%**


Midwest
23.1%
Mountain West
12.5%
Southeast
9.9%
Texas/Oklahoma
25.4%
Mid-Atlantic
29.1%

Portfolio Composition *as of December 31, 2010*

	Buildings	Purchase Price	% of Total
Investment Concentration - By Predominant Service Type			
Hospitals	5	$53,372,000	27.6%
Skilled nursing facilities	7	$45,000,000	23.3%
Medical office buildings	13	$95,070,000	49.1%
Total	**25**	**$193,442,000**	**100%**


Skilled Nursing
Facilities
23.3%
Medical Office
Buildings
49.1%
Hospitals
27.6%


403

Livingston Medical Arts Pavilion - Livingston, Texas

Portfolio Concentration *as of December 31, 2010*

	Skilled Nursing	Hospital	Medical Office	Buildings	Purchase Price	% of Total
Balances by State						
Colorado	—	—	$8,400,000	1	$8,400,000	4.3%
Georgia	—	$12,264,000	—	1	$12,264,000	6.3%
Idaho	—	—	$15,800,000	1	$15,800,000	8.2%
Louisiana	—	—	$6,970,000	1	$6,970,000	3.6%
Minnesota	—	—	$6,500,000	2	$6,500,000	3.4%
Missouri	—	$17,008,000	—	2	$17,008,000	8.8%
North Carolina	—	—	$11,400,000	1	$11,400,000	5.9%
Ohio	—	—	$21,000,000	3	$21,000,000	10.8%
Oklahoma	—	$11,000,000	$11,550,000	3	$22,550,000	11.7%
Texas	—	$13,100,000	$13,450,000	3	$26,550,000	13.7%
Virginia	$45,000,000	—	—	7	$45,000,000	23.3%
Total	**$45,000,000**	**$53,372,000**	**$95,070,000**	**25**	**$193,442,000**	**100%**

Portfolio Leased Percentage *as of December 31, 2010*

Property	Leased %
Lacombe Medical Office Building	100%
Center for Neurosurgery and Spine	100%
Parkway Medical Center	88.0%
Highlands Ranch Medical Pavilion	100%
Muskogee Long-Term Acute Care Hospital	100%
St. Vincent Medical Office Building	93.9%
Livingston Medical Arts Pavilion	100%
Pocatello East Medical Office Building	100%
Monument Long-Term Acute Care Hospital Portfolio	100%
Virginia Skilled Nursing Facility Portfolio	100%
Sylva Medical Office Building	100%
Surgical Hospital of Humble	100%
Lawton Medical Office Building Portfolio	100%
Ennis Medical Office Building	94.8%
Aggregate Portfolio Average Percentage	**98.3%**

Acquisition Price

Property	Purchase Price
Lacombe Medical Office Building	$6,970,000
Center for Neurosurgery and Spine	$6,500,000
Parkway Medical Center	$10,900,000
Highlands Ranch Medical Pavilion	$8,400,000
Muskogee Long-Term Acute Care Hospital	$11,000,000
St. Vincent Medical Office Building	$10,100,000
Livingston Medical Arts Pavilion	$6,350,000
Pocatello East Medical Office Building	$15,800,000
Monument Long-Term Acute Care Hospital Portfolio	$29,272,000
Virginia Skilled Nursing Facility Portfolio	$45,000,000
Sylva Medical Office Building	$11,400,000
Surgical Hospital of Humble	$13,100,000
Lawton Medical Office Building Portfolio	$11,550,000
Ennis Medical Office Building	$7,100,000
Total	$193,442,000

See page 20 for information regarding the company's use of leverage to partially fund these acquisitions.

Acquisitions by Quarter

	Q4 2010	Q3 2010	Q2 2010	Q1 2010
Acquistion Price	$55,414,000	$77,808,000	$46,750,000	$13,470,000


$80m
$70m
$60m
$50m
$40m
$30m
$20m
$10m
$0
Q1
Q2
Q3
Q4

Fixed and Floating Debt Maturity/Mortgage Balances

Property	Interest Rate (1)	Maturity Date	Year End 2010	Year End 2009
Fixed Rate Debt:				
Highlands Ranch Medical Pavilion	5.88%	11/11/12	$4,383,000	—
Pocatello East Medical Office Building	6.00%	10/01/20	$7,971,000	—
			$12,354,000	**—**
Variable Rate Debt:				
Center for Neurosurgery and Spine (2)	1.36%	08/15/21 (callable)	$3,184,000	—
Virginia Skilled Nursing Facility Portfolio (3)	5.50%	03/14/12	$26,810,000	—
Surgical Hospital of Humble	5.75%	12/09/11	$9,000,000	—
Lawton Medical Office Building Portfolio (4)	3.16%	01/01/16	$7,300,000	—
			$46,294,000	**—**
Total fixed and variable rate debt			$58,648,000	—
Less: discount			$(317,000)	—
Mortgage loans payable, net			**$58,331,000**	**—**

(1) Represents the per annum interest rate in effect as of December 31, 2010.
(2) As of December 31, 2010, the company had a fixed rate interest rate swap of 6.00 percent per annum on such variable rate mortgage loan payable, thereby effectively fixing its interest rate over the term of the mortgage loan payable. The mortgage loan payable requires monthly principal and interest payments and is due August 15, 2021; however, the principal balance is immediately due upon written request from the seller confirming that the seller agrees to pay the interest rate swap termination amount, if any. Additionally, the seller guarantors agreed to retain their guaranty obligations with respect to the mortgage loan and the interest rate swap agreement. The company, the seller and the seller guarantors have also agreed to indemnify the other parties for any liability caused by a party's breach or nonperformance of obligations under the loan.
(3) Represents a bridge loan the company secured from KeyBank National Association which matures on March 14, 2012 or until such time that the company is able to pay such bridge loan in full by obtaining a Federal Housing Association Mortgage loan. The maturity date may be extended by one six-month period subject to satisfaction of certain conditions.
(4) As of December 31, 2010, the company had a fixed rate interest rate swap of 4.41 percent per annum on such variable rate mortgage loan payable, thereby effectively fixing its interest rate from January 1, 2011 through January 1, 2014. The mortgage loan payable requires monthly principal and interest payments.

Lease Maturities *(unaudited)*

Year	Number of Expiring Leases	Total Sq Ft of Expiring Leases	% Leased Area of Expiring Leases	Annual Rent under Expiring Leases	% Total Annual Rent of Expiring Leases (1)
2011	19	37,000	4.3%	$801,000	3.8%
2012	11	34,000	4.0%	$763,000	3.6%
2013	8	19,000	2.2%	$456,000	2.2%
2014	13	36,000	4.2%	$762,000	3.6%
2015	12	34,000	4.0%	$823,000	3.9%
2016	11	103,000	12.0%	$1,965,000	9.3%
2017	1	2,000	0.2%	$32,000	0.2%
2018	2	15,000	1.8%	$352,000	1.7%
2019	6	106,000	12.4%	$2,317,000	10.9%
2020	2	9,000	1.1%	$215,000	1.0%
Thereafter	18	462,000	53.8%	$12,694,000	59.8%
Total	**103**	**857,000**	**100%**	**$21,180,000**	**100%**

(1) The annual rent percentage is based on the total annual contractual base rent based on leases in effect as of December 31, 2010.

Top Ten Tenants *based on annualized base rent from leases in effect as of December 31, 2010*

Landmark Holdings of Missouri, LLC, operates long-term acute care hospitals in Missouri and Georgia. The company currently operates facilities located in Cape Girardeau, Joplin and Columbia, Missouri, with a fourth in Athens, Georgia. The hospitals were built between 2006 and 2009 near major regional medical centers that serve as significant sources of referral patients.

Kissito Healthcare is a not-for-profit healthcare provider committed to serving the needs of the geriatric population. With nine facility operations in the U.S., Kissito provides post-acute care, chronic disease self–management, long-term care, assisted living, Alzheimer/dementia care, and specialized respiratory care. The company employs more than 800 people in facilities located in Virginia, Texas, and Arizona.

Laurel Health Care Company is a national provider of skilled nursing, rehabilitation, sub-acute and assisted living services dedicated to one simple principle - achieving the highest standards of care and caring. Laurel was founded as a private company in 1992, and today still remains as a privately held company. The company operates 37 facilities in five states.

Humble Surgical Hospital, LLC, is a multispecialty surgical hospital located in the heart of the city of Humble, Texas. It was founded by respected local physicians in 2009 with a vision to provide premium, efficient and affordable, healthcare services to a growing community in North Houston.

Pocatello Hospital, LLC, which does business as Portneuf Medical Center, provides compassionate, quality healthcare services required by the people of Eastern Idaho in collaboration with other providers and community resources. Portneuf Medical Center is a single campus regional referral center serving Eastern Idaho.

Solara Healthcare, based in Dallas, Texas, operates seven freestanding and "hospital-in-hospital" long-term acute care facilities in Texas and Oklahoma. Their programs are tailored to meet the unique needs of the patient with multi-system failure. As such, their clinical programs center around pulmonary/ventilator care, complex medical services, transitional rehabilitation and wound management.

St. Vincent Charity Medical Center is Cleveland's faith-based, high-quality healthcare provider. St. Vincent Charity Medical Center is home to the renowned Spine and Orthopedic Institute and the Center for Bariatric Surgery. Owned by the Sisters of Charity Health System, St. Vincent Charity Medical Center has been caring for Clevelanders since 1865.

Southwestern Medical Center, a member of Capella Healthcare's family of hospitals, is a 199-bed hospital serving Comanche County and southwest Oklahoma. Since 1957, SWMC has been accredited by The Joint Commission. The medical center received the 2006 HealthStream Research Excellence through Insight Award for Outpatient Satisfaction and has been serving the community for more than 100 years.

Harris Regional Hospital, Inc., an 86-bed acute care facility in Sylva, North Carolina, is one of two hospitals that comprise WestCare Health System, a growing, well-respected, non-profit healthcare provider that delivers a full spectrum of services for over 80,000 people living in four counties in western North Carolina. Westcare also owns three medical parks, a two regional cancer centers in the four-county region.

Memorial Health System of East Texas is the largest healthcare system in the deep east Texas area, providing care to almost a quarter of a million patients each year. Since its inception in 1949, Memorial Health System has been a leading provider of healthcare services in the region. The health system's hospitals consistently rank among the nation's best for exceptional health care and patient satisfaction.

Additional Information Regarding NOI, FFO and MFFO

Net Operating Income (NOI)

NOI is a financial measure that does not conform to accounting principles generally accepted in the United States of America, or GAAP, or a non-GAAP measure. It is defined as net income, computed in accordance with GAAP, generated from properties before general and administrative expenses, acquisition related expenses, depreciation and amortization, interest expense and interest income. The company believes that net operating income is useful for investors as it provides an accurate measure of the operating performance of its operating assets because net operating income excludes certain items that are not associated with the management of the properties. Additionally, the company believes that NOI is a widely accepted measure of comparative operating performance in the real estate community. However, the company's use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount. Page 12 contains the reconciliation of net loss, which is the most directly comparable GAAP financial measure, to NOI.

Funds From Operations (FFO) and Modified Funds From Operations (MFFO)

Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a measure known as FFO, which the company believes to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to the company's net income or loss as determined under GAAP.

The company defines FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004, or the White Paper. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property but including asset impairment writedowns, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. The company's FFO calculation complies with NAREIT's policy described above.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, the company believes, may be less informative. As a result, the company believes that the use of FFO, which excludes the impact of real estate related depreciation and amortization, provides a more complete understanding of the company's performance to investors and to management, and when compared year over year, reflects the impact on the company's operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which is not immediately apparent from net income.

However, changes in the accounting and reporting rules under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that have been put into effect since the establishment of NAREIT's definition of FFO have prompted an increase in the non-cash and non-operating items included in FFO. In addition, the company views fair value adjustments of derivatives, and impairment charges and gains and losses from dispositions of assets as items which are typically adjusted for when assessing operating performance. Lastly, publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation and therefore require additional adjustments to FFO in evaluating performance. Due to these and other unique features of publicly registered, non-listed REITs, the IPA, an industry trade group, has standardized a measure known as MFFO, which the company believes to be another appropriate supplemental measure to reflect the operating performance of a REIT. The use of MFFO is recommended by the IPA as a supplemental performance measure for publicly registered, non-listed REITs. MFFO is a metric used by management to evaluate sustainable performance and dividend policy. MFFO is not equivalent to the company's net income or loss as determined under GAAP.

The company defines MFFO, a non-GAAP measure, consistent with the IPA's Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, or the Practice Guideline, issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities; accretion of discounts and amortization of premiums on debt investments; nonrecurring impairments of real estate-related investments; mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The company's MFFO calculation complies with the IPA's Practice Guideline described above. In calculating MFFO, the company excludes acquisition related expenses, amortization of above and below market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to noncontrolling interests. The other adjustments included in the IPA's Practice Guideline are not applicable to the company for each quarter within the year ended December 31, 2010 and for the year ended December 31, 2010. Page 14 contains the reconciliation of net loss, which is the most directly comparable GAAP financial measure, to FFO and MFFO.

Presentation of this information is intended to assist in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) as an indication of the company's performance, as an indication of its liquidity, or indicative of funds available to fund its cash needs including its ability to make distributions to its stockholders. FFO and MFFO should be reviewed in conjunction with other measurements as an indication of our performance.

GRUBB & ELLIS.
Healthcare REIT II

1551 N. Tustin Avenue, Suite 300
Santa Ana, California 92705

877.888.7348 www.gbe-reits.com/healthcare2